Exhibit 99.1

Investor presentation July 14, 2016

Disclosure

Neither Terrapin 3 Acquisition Corporation ("Terrapin") nor Yatra Online, Inc. ("Yatra") nor any of their respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in the presentation. This presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of Terrapin and Yatra (the "Proposed Transaction") and for no other purpose. The data contained herein is derived from various internal and external sources and is not intended to be all-inclusive or to contain all of the information that a person may desire in considering the Proposed Transaction discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. Neither Terrapin nor Yatra nor any of their respective affiliates assume any obligation to update the information in this presentation.

This presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of any offer to buy, or a recommendation to purchase any securities of or any of its affiliates (as such term is defined under the U.S. federal securities laws). The presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

The statements in this presentation that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "project", "budget", "forecast", "intend", "plan", "may", "will", "could", "should", "predicts", "potential", "continue", and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Yatra operates. Yatra's beliefs and assumptions are made by its management and are not predictions or guarantees of actual performance. Accordingly, actual results and performance may materially differ from results or performance expressed or implied by the forward-looking statements. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any forward-looking statements or other information contained herein. Factors that could cause future results and performance to differ from the forward-looking statements include but are not limited to: (1) the satisfaction of the conditions to the business combination and other risks related to the completion of the business combination and actions related thereto; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement between Terrapin and Yatra (the "Business Combination Agreement"); (3) the outcome of any legal proceedings that may be instituted against Terrapin or Yatra following announcement of the Business Combination Agreement and transactions contemplated therein; (4) the ability of Terrapin and Yatra to complete the Proposed Transaction combination on anticipated terms and schedule, including the ability to obtain stockholder or regulatory approvals of the business combination and related transactions; (5) risks relating to any unforeseen liabilities of Terrapin or Yatra; (6) the amount of redemptions made by Terrapin stockholders; (7) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; businesses and management strategies and the expansion and growth of the operations of Yatra; (8) delays obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Business Combination Agreement; (9) the risk that the Proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the Proposed Transaction; (10) the ability to recognize the anticipated benefits of the combination of Terrapin and Yatra; (11) costs related to the Proposed Transaction; (12) the limited liquidity and trading of Terrapin's securities; (13) changes in applicable laws or regulations; (14) the possibility that Yatra may be adversely affected by other economic, business, and/or competitive factors; and (15) other risks and uncertainties indicated from time to time in Terrapin's filings with the Securities and Exchange Commission (the "SEC") including its Annual Report on Form 10-K for the year ended December 31, 2015 under the caption "Risk Factors."

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Disclosure

Terrapin and Yatra caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Terrapin's most recent filings with the SEC. All subsequent written and oral forward looking statements concerning Terrapin, the Proposed Transaction, related transactions, or other matters and attributable to Terrapin or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Terrapin and Yatra caution readers not to place undue reliance upon forward looking statements, which speak only as of the date made. Neither Terrapin nor Yatra undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Industry and Market Data
Industry and market data used in this presentation have been obtained from industry publications and sources as well as from research reports prepared for other purposes. Neither Terrapin nor Yatra has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness.

Additional Information
This document may be deemed to be solicitation material in respect of the Proposed Transaction. In connection with the Proposed Transaction, Yatra intends to file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Terrapin that also constitutes a prospectus of Yatra. Terrapin will mail the proxy statement/prospectus to its stockholders. Stockholders of Terrapin and other interested persons are advised to read when available, Terrapin's preliminary proxy statement and definitive proxy statement in connection with Terrapin's solicitation of proxies for its special meeting of stockholders to vote on the Proposed Transaction because these documents will contain important information regarding the Proposed Transaction and related matters. Such persons can also read Terrapin's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and definitive proxy statement, dated June 10, 2016, for a description of the security holdings of the Terrapin officers and directors and their respective interest as security holders, or otherwise, in the successful consummation of the Proposed Transaction. The definitive proxy statement regarding the Proposed Transaction will be mailed to Terrapin's stockholders as of a record date to be established for voting on the Proposed Transaction. Stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to Terrapin 3 Acquisition Corporation, c/o Terrapin Partners, 1700 Broadway, 18th Floor, New York, New York 10019, Attn: Stephen Schifrin, Secretary. These documents, once available, Terrapin's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and definitive proxy statement, dated June 10, 2016, can be obtained, without charge, at the SEC's website at http://www.sec.gov.

Participants in the Business Combination
Terrapin, Yatra and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Terrapin in connection with the Proposed Transaction. Information regarding the officers and directors of Terrapin is available in Terrapin's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and definitive proxy statement, dated June 10, 2016. Information regarding the officers and directors of Yatra will be included in the Form F-4 Registration Statement to be filed by Yatra with the SEC. Additional information regarding the interests of such potential participants will also be included in the Form F-4 Registration Statement, definitive proxy statement and other relevant documents filed or to be filed by Yatra and Terrapin with the SEC regarding the Proposed Transaction.

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PAGE 3 Basis of Financial Presentation and Use of Non - IFRS Metrics The historical financial information regarding Yatra included in this investor presentation reflects Yatra’s fiscal year end of March 31, and has been derived from unaudited financial statements of Yatra and its subsidiaries that were prepared in accordance with International Financial Reporting Standards, or IFRS, on a non - consolidated basis. Yatra expects that the audited financial information of Yatra and its subsidiaries to be included in the proxy statement/prospectus described above will be prepared in accordance with IFRS on a consolidated basis. Accordingly, the financial information included in th is presentation may differ from the financial information that will be included in the proxy statement//prospectus, and any such differences may be material. This presentation presents the metrics total transaction value and Net Revenues, which are non - IFRS metrics. The presentation of these non - IFRS metrics, which are defined below, is not meant to be considered in isolation or as a substitute for Yatra’s consolidated financial results that will be prepared in accordance with IFRS and included in the proxy statement/prospectus. The non - IFRS financial metrics may not be comparable to similarly titled m easures reported by other companies due to potential differences in the method of calculation. A reconciliation of the non - IFRS metric of net revenues to total revenue is set forth in the Appendix to this presentation. Total Transaction Value represents total amount paid by our customers for travel services and products booked through us, including taxes, fees, and ot her charges, and are net of cancellation and refunds. Net Revenues represents Revenues less Service Costs (costs of procuring the relevant services for sale to customers, including procurement co sts paid to hotel and package suppliers for the acquisition of hotel rooms, sightseeing costs, and local transport costs) Yatra’s fiscal year end is March 31. Disclosure

01 Insert divider title 3 A Insert divider title 7 Contents Contents 1 Introduction 5 2 Business Combination 9 3 Yatra Overview 17 4 Indian Travel Market 29 5 Additional Material: Technology 35 6 Appendix 41 PAGE 4

PAGE 5 Yatra – India’s fast growing online travel platform Accelerating Total Transaction Value 1 ( INR in Billion ) Rapid Growth in Net Revenues 1 ~ 4.3m customers 14m monthly visits 60k+ hotels in 1,100+ cities 74% repeat transactions 57% of traffic from mobile ( INR in Million) PAGE 5 41.2 48.4 60.7 FY2014 FY2015 FY2016 2,690 3,458 4,152 FY2014 FY2015 FY2016 1. Refer to page 3 for definitions of non - IFRS metrics. See the Appendix for a reconciliation of Net Revenues, a non - IFRS metric, to total revenues

PAGE 6 ~4.2m customers Yatra’s Fiscal Year 2016 growth highlights 43% 1 Growth in transaction count 3.2x 1 Mobile app traffic growth 44% 1 Growth in hotel room nights booked 26% 1 Growth in transacting customers 3.0x Mobile app air bookings growth 37% Growth in Air passengers booked 25% Growth in gross bookings 2.8x Mobile app hotel bookings growth 24% Growth in holiday passengers booked 1. Data for flagship brand yatra.com PAGE 6

yatra.com

Investment highlights

Attractive transaction for TRTL

- **Merging with Yatra to create a $402m market cap company[1]**
- **Valued at 3.0x FY2017E EV/Net Revenues[2] versus 4.5x for comparable companies[3]**
- **Projected positive cash flow FY2020**

Strong macro growth in India

- 8%+ annual GDP growth[4]
- Increasing spending on travel and leisure[4]

Rapid growth in Indian travel market

- 12% CAGR of Travel Market in India (2013-2016)[5]
- 18% CAGR of Online Travel Market in India during the same period[5]

Yatra is a fast growing Indian consumer travel platform

- Projected 35%+ annual growth in Net Revenues[2] for FY2016-FY2020
- Integrated platform for online and mobile covering consumer, corporate, and agents/partners

Strong business model

- High barriers to entry
- Repeat revenues with high margins
- High cash conversion
- Approximately $125 million invested to build the business

Attractive transaction for Yatra

- Existing owners will retain 34%+ stake[6]
- The transaction will give Yatra significant capital to use for growth

1. Assumes stock price of $10.00 per share, $212.75m of cash available from trust and $20m investment from the forward purchase resulting in shares outstanding of 40.249m which excludes dilutive impact of 45,725 existing warrants (strike price of $2.73) and 859,758 options (weighted average strike price of $3.87) and of 3m RSUs
2. Refer to page 3 for definitions of non-IFRS metrics. See the Appendix for a reconciliation of Net Revenues, a non-IFRS metric, to total revenues
3. Denotes the average 3/31/17 calendarized EV/Projected Revenue multiple of MakeMyTrip, Priceline, Expedia, Qunar, Ctrip.com, and Webjet; See page 12
4. Source: The World Bank
5. Source: travelbizmonitor.com
6. Excludes potential shares allocable under warrants, options, and RSUs (see above note 1)

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PAGE 8 35.4 40.7 50.3 63.8 82.0 103.7 128.4 5.6 7.4 10.0 13.2 21.8 31.2 41.7 0.5 0.6 0.8 0.9 41.2 48.4 60.7 77.5 104.4 135.6 171.0 FY2014 FY2015 FY2016 FY2017E FY2018E FY2019E FY2020E Air Hotels & Holiday Packages Other 1,931 2,377 2,895 3,754 4,924 6,247 7,802 621 885 1,041 1,590 2,792 3,951 5,326 138 196 216 278 348 417 500 2,690 3,458 4,152 5,622 8,064 10,615 13,629 FY2014 FY2015 FY2016 FY2017E FY2018E FY2019E FY2020E Air Hotels & Holiday Packages Other 1. Refer to page 3 for definitions of non - IFRS metrics. See the Appendix for a reconciliation of Net Revenues, a non - IFRS metric, to total revenues . Accelerating growth ’14 - ’16 CAGR: Combined – 24 % Hotels & HP – 30% Air – 22% ’16 - ’18E CAGR: Combined – 35 % Hotels & HP – 50% Air – 28% Net Revenue 1 (INR Million) Total Transaction Value 1 (INR Billion) Top line growth and economies of scale expected to lead to positive cash flow ’14 - ’16 CAGR: Combined – 21% Hotels & HP – 34% Air – 19% ’16 - ’18E CAGR: Combined – 30% Hotels & HP – 43% Air – 26%

STRICTLY CONFIDENTIAL STRICTLY CONFIDENTIAL Business combination

yatra.com

Transaction overview

Post-closing pro forma anticipated total market capitalization of $350m to $402m

Illustrative pro forma valuation

	$232.8m from TRTL[1]	$100m from TRTL[1]
Yatra illustrative share price	$10.00	$10.00
Pro forma shares outstanding[1]	40.2	35.0
Total pro forma equity value	**$402**	**$350**
Pro forma net cash[4]	149	96
Pro forma enterprise value	**$254**	**$254**
Enterprise value / Net Revenue		
FY2017E Net Revenue of $84m[3]	3.0x	3.0x
FY2018E Net Revenue of $120m[3]	2.1x	2.1x

Sources and uses

Sources	$232.8m from TRTL[1]	$100m from TRTL[1]
Terrapin 3 cash in trust	212.8	80.0
Macquarie forward purchase	20.0	20.0
Stock consideration[2]	143.8	223.8
Total sources	**376.5**	**323.8**
Uses		
Cash to existing owners	80.0	–
Repayment of existing debt	6.0	6.0
Cash to balance sheet	136.8	84.0
Fees and expenses	10.0	10.0
Stock consideration[2]	143.8	223.8
Total uses	**376.5**	**323.8**

Pro forma ownership[1] (% ownership)



$232.8m from TRTL
8%
5%
34%
53%
$100m from TRTL
9%
6%
23%
62%
TRTL founder shares
Macquarie forward purchase
TRTL public shareholders
Existing shareholders

1. $232.8 represents amount from trust account assuming no redemptions. $100m represents the minimum cash amount allowed under the terms of the transaction. Yatra shares excludes effect of dilution from 45,725 existing warrants with a strike price of $2.73, 859,758 options with a weighted average strike price of $3.87, and 2m-3m restricted stock units ("RSUs") contemplated to be issued to management upon closing. Excludes out-of-the money TRTL warrants.
2. Includes value of in-the-money warrants and options but excludes value of RSUs (see above note 1)
3. Refer to page 3 for definitions of non-IFRS metrics; assumes FX rate of 67 INR per USD
4. Assumes $12m of cash and $6.25m of debt estimated on Yatra's balance sheet pre-closing

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PAGE 11 1. Refer to page 3 for definitions of non - IFRS metrics; assumes FX rate of 67 INR per USD. See the Appendix for a reconciliation of Net Revenues, a non - IFRS metric, to total revenues 2. Assumes $212.75m of cash available from trust and $20m investment from the forward purchase resulting in shares outstanding o f 4 0.249m which excludes dilutive impact of 45,725 existing warrants (strike price of $2.73) and 859,758 options (weighted average strike price of $3.87) and of 3m RSUs; 3. Assumes $80m of cash available from trust and $20m investment from the forward purchase resulting in shares outstanding of 34 .97 4m which excludes dilutive impact of 45,725 existing warrants (strike price of $2.73) and 859,758 options (weighted average strike price of $3.87) and of 2m RSUs Transaction Highlights On July 13, 2016, Terrapin 3 Acquisition Corporation (“TRTL”) signed a definitive agreement to merge with Yatra for an enterpris e value of $218m — On a pro - forma basis, Yatra is expected to have an enterprise value of 3.0 x FY2017E Net Revenue, 2.1x FY2018E Net Revenue 1 Combined entity expected to be listed on NASDAQ post - business combination under the ticker “YTRA” Expected transaction closing in October 2016 Alignment of Interest Current Yatra owners will retain a 34% 2 to 62% 3 stake in the public company depending on the amount of cash available from TRTL The first $100m of cash received in the transaction will be allocated to repay outstanding debt and to pay transaction expens es with the remainder (~$84m) being allocated as cash to Yatra’s balance sheet Any amount received above $100m will be allocated as follows: — A) 80% to current shareholders of Yatra, capped at $80m, and — B) Remaining amount will be allocated as cash to Yatra’s balance sheet Earn - out of up to $35m based on exceeding management’s financial forecasts over the next 18 months Minimum cash condition of $100m The TRTL founders have agreed to reduce their founder shares by 50% and Macquarie Capital has agreed to reduce its forward purchase by 50% to $20m Attractive Valuation Strong Capitalization to Finance Growth Pro - forma 3.0x FY2017E Net Revenue 1 multiple and 2.1x FY2018E Net Revenue 1 multiple are meaningful discounts to peers even while Yatra’s revenue growth prospects are strong and its balance sheet virtually debt free Post - transaction cash on balance sheet of $96m to $148m will finance growth initiatives as the company works towards profitabili ty Strong Management Yatra’s management team will continue to operate the business post - transaction TRTL will appoint 3 members and Yatra 4 members to the new Board; A majority of the members will consist of members deemed independent under SEC and applicable stock exchange rules Transaction Detail

Comparable company overview

Comparison ($m)															
						Minority		Net cash /	EV / Revenue (3/31)				Revenue growth (3/31)		
	Price	Shares	Mkt cap	Cash	Debt	interest	EV	Market cap	2016	2017E	2018E	2019E	2017E	2018E	2019E
Yatra merger with TRTL	**$10.00**	**40**	**402**	**149**	**0**	**–**	**254**	**37%**	**3.98x**	**3.03x**	**2.11x**	**1.60x**	**31%**	**43%**	**32%**
MakeMyTrip	$16.99	42	717	223	204	–	699	3%	4.14x	3.33x	2.69x	2.09x	24%	24%	29%
Priceline (calendarized)	$1,338.65	50	66,450	3,383	6,321	–	69,388	(4%)	7.24x	6.28x	5.48x	4.78x	15%	15%	15%
Expedia (calendarized)	$114.26	149	17,037	2,092	3,209	735	18,890	(7%)	2.61x	2.05x	1.81x	1.63x	27%	14%	11%
Qunar (calendarized)	$29.10	145	4,213	516	100	–	3,797	10%	5.51x	4.53x	3.29x	2.43x	22%	38%	35%
Ctrip.com (calendarized)	$42.19	462	19,499	2,860	4,751	667	22,057	(10%)	11.14x	7.05x	5.32x	4.27x	58%	33%	25%
Webjet (calendarized)	$7.14	74	528	51	17	–	495	6%	4.77x	3.81x	3.08x	2.47x	25%	24%	25%
OTA average								**(0%)**	**5.90x**	**4.51x**	**3.61x**	**2.94x**	**29%**	**24%**	**23%**
OTA median								**(1%)**	**5.14x**	**4.17x**	**3.18x**	**2.45x**	**25%**	**24%**	**25%**
TripAdvisor (calendarized)	$68.59	146	9,994	709	111	–	9,396	6%	6.22x	5.74x	4.92x	4.18x	8%	17%	18%
Interval Leisure Group (calendarized)	$17.12	129	2,202	97	403	–	2,508	(14%)	3.58x	3.49x	3.37x	NA	3%	3%	NA
Other e-travel average								**(4%)**	**4.90x**	**4.61x**	**4.15x**	**4.18x**	**5%**	**10%**	**18%**
Other e-travel median								**(4%)**	**4.90x**	**4.61x**	**4.15x**	**4.18x**	**5%**	**10%**	**18%**

Source: Bloomberg as of 7/13/2016, Company data
Note: Yatra shares excludes dilutive impact of 45,725 existing warrants (strike price of $2.73), 859,758 options (weighted average strike price of $3.87), and 3m RSUs
Note: Yatra revenue denotes Net Revenue (refer to page 3 for definitions of non-IFRS metrics) and assumes FX rate of 67 INR per USD; OTA median revenue denotes data from Bloomberg

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PAGE 13 $10.00 $11.87 $12.43 Yatra acquisition by TRTL Yatra @ OTA median 2017 revenue multiple Yatra @ OTA median 2018 revenue multiple 43% 24% Yatra OTA median 36% (1%) Yatra acquisition by TRTL OTA median Source: Bloomberg as of 7/13/ 2016 1. Yatra revenue denotes Net Revenue (refer to page 3 for definitions of non - IFRS metrics) and assumes FX rate of 67 INR per USD; O TA median revenue denotes data from Bloomberg Note: Online travel agency (OTA) comparable companies include MakeMyTrip , Priceline, Expedia, Ctrip , Webjet , TripAdvisor, Qunar , and Interval Leisure Group. Note: Yatra stock price analysis includes effect of 35.275m warrants to purchase ½ share at $5.75 per share, includes impact of 45,725 existing warrants (strike price of $2.73), and includes 859,758 options (weighted average strike price of $3.87), but excludes 3m RSUs 2018 Projected R evenue 1 G rowth Indicative Yatra Trading P rice per S hare Analysis Net Cash / Market cap Attractive valuation 3.03x 4.17x Yatra merger with TRTL OTA median EV / 2017 Projected Revenue 1 4.51x

PAGE 14 Priceline Expedia Ctrip MakeMyTrip Webjet TripAdvisor Qunar ILG Yatra 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0x 1x 2x 3x 4x 5x 6x 7x 8x 2016 - 18 Rev. CAGR EV / March 2017E Rev Source: Capital IQ trading data as of 7/13/2016; Company filings, investor presentation materials, and websites. Benchmarking vs. peers EV / Revenue multiple vs. 2016 - 2018E March LTM revenue CAGR

PAGE 15 1. Source: Credit Suisse Equity Research. Indi Internet Primer (8/05/2015) 2. Source: Internet Live Stats 3. Source: World Bank Snapshot of China - focused online travel firms 5 : Ctrip – (NASDAQ – CTRP) Qunar – (NASDAQ – QUNR) Case study: India is where China was China India Organized retail penetration 1 1999 ~10% 2014 9 - 10% Online Shoppers 1 2006 43m 2014 38m Internet Penetration 2 2008 23% 2014 20% Urbanization 3 1997 ~33% 2014 32% GDP per capita (US$) 3 2004 1,498 2014 1,487 Spend per online buyer (US$) 1 2007 135 2014 104 Smartphone Penetration 5 2010 13% 2014 14% 4. Source: Statista 5. Source: Bloomberg

PAGE 16 Date Event July 13 Announce transaction July 14 File 8 - K August 10 Preliminary proxy materials filed with the SEC September 15 Print and mail final proxy materials to shareholders October 15 Hold shareholder vote and close transaction Timeline Anticipated transaction timeline PAGE 16

STRICTLY CONFIDENTIAL STRICTLY CONFIDENTIAL Yatra Overview

PAGE 18 Leading OTA 1 in India with INR61bn of TTV 2 and ~4.3m + customers Largest Indian hotel inventory with 60,000+ hotels in network Comprehensive offering of air, hotel, holiday packages and corporate travel services Strong brand recognition – “ Yatra ” means “journey” in Hindi Building out a differentiated marketplace for hotels and holidays Rapidly growing mobile platform , 6m + app downloads Unique business model covering B2C / B2B / corporate travel channels Experienced management team with exceptional track record delivering growth Yatra is a leading online travel brand in India 1. Online travel agency 2. Total Transaction Value (see page 3 for definitions of non - IFRS metrics)

PAGE 19 Yatra: a differentiated Indian travel platform Largest Domestic Hotel Inventory Focus on Profitability Multiple Channel Approach ― 60,000+ hotels and growing ― Targeted strategy on “budget” category ― Nationwide “B2B2C” network ― Servicing and payment processing platform allows targeting of first - time travelers ― Building a multi - app environment for consumers and travel suppliers ― “Common platform” across desktop and mobile ― Focused on building long - term customer relationships Growing Marketplace Platform ― Unique, disruptive strategy ― Lowers cost structure and allows greater scale and profitability ― Marketing spend based on generating long - term ROI Investment in Technology Multi - faceted strategy with unique product offerings to drive growth Corporate Travel Platform ― Platform to serve growing Indian corporate customers ― Leads to conversion of leisure travel volume

PAGE 20 Yatra’s bespoke platform serves its three types of customers B2C, Corporate, and B2B2C (agents, partners) through a common technology platform • Leading online travel brand in India • Mostly consumer facing Yatra Corporate Solutions • Comprehensive online travel solution for corporations, supported by a customized mobile app • eCash incentive/affinity program gives corporate customers incentive to book leisure travel, and vice versa TSI - Yatra • Assisted online model to reach Tier 2 / 3 markets where internet penetration remains low and cash is dominant form of transactions • Large network of 14,000+ agents, difficult to replicate Yatra.com

PAGE 21 1. Economic Times brand equity index (Nov 2015) 2. AC Nielsen brand survey – Dec 2014 1 Flipkart 2 Quikr 3 Olx 4 Snapdeal 5 Amazon 6 Yatra 7 Jobong 8 Myntra 9 Paytm 10 BookMyShow 11 Cleartrip 12 FreeCharge 13 MakeMy Trip Top of Mind Awareness 2 Brand 2013 2014 Yatra.com 29 40 MakeMyTrip.com 33 27 Cleartrip.com 9 7 Goibibo.com 10 6 TravelGuru.com 5 3 Hotels.com 4 7 Expedia.com 4 4 Booking.com 3 2 Musafir.com 2 2 Agoda.com 1 1 Yatra tops others in “Consumer Trust” in Travel category 1 Customers trust Yatra to deliver on their travel needs

PAGE 22 More than 4.3 million customers with growing average transaction value Note: Does not include data for TSI businesses, which do not directly benefit from the Yatra.com brand 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Year Average transaction value per customer 12.4 26.7 2007 2010 2013 2015 ‘1000 INR New customers added every year Yatra’s customers and their spending continue to grow 4.3m Additions in Jan - Apr 2016. Annualized is ~850k (20% growth)

PAGE 23 1 1 1 2 2 2 2 2 2 2 2 2 3 3 4 4 5 6 8 9 10 10 3 4 7 9 12 17 24 33 36 40 49 6 9 11 15 17 24 32 43 47 52 61 Jun-12 Mar-13 Jun-13 Dec-13 Mar-14 Dec-14 Mar-15 Aug-15 Sep-15 Nov-15 Mar-16 Budget Mid- Segment Luxury / Premium 1. Budget: Non starred, 1 & 2 star hotels; Mid - segment: 3 star; Luxury/Premium: 4 & 5 star 2. Refer to page 3 for definitions of non - IFRS metrics 60,000+ hotels in 750 cities and towns 1 Yatra has the largest Indian hotel network Hotel signed - up (‘000) 2014 – 2016 CAGR Hotels & Holiday Packages Net Revenue (INR Million) 2 34% 621 885 1,041 FY2014 FY2015 FY2016

PAGE 24 Yatra’s air business continues to grow CAGR CAGR Air Net Revenue 2 (INR Million) FY 2016 domestic air business’ YoY and revenue grew 22% and passenger count grew by 37% 22% 1. Total Transaction Value (see page 3 for definitions of non - IFRS metrics ). 2. Refer to page 3 for definitions of non - IFRS metrics 1,931 2,377 2,895 FY2014 FY2015 FY2016 3,168 3,857 5,277 FY 14 FY 15 FY 16 Air Passengers in ‘000 29%

Experienced management team with strong operational discipline

Name and Title	Background	Years in Travel Industry
 **Dhruv Shringi** *Co-Founder and CEO*	• **Industry Experience:** Ebookers.com, Ford Motors, Arthur Anderson • **Education:** MBA - INSEAD, Chartered Accountant	12
 **Manish Amin** *Co-Founder and CIO*	• **Industry Experience:** Head of Technology Infrastructure Ebookers.com	23
 **Alok Vaish** *Chief Financial Officer*	• **Industry Experience:** HSIL Ltd., Deutsche Bank • **Education:** MBA - Darden School of Management, Chartered Accountant	8
 **Himanshu Verma** *Chief Technology Officer*	• **Industry Experience:** Flipkart, Yahoo • **Education:** EMP - IIM Bangalore, Univ. of Lucknow	1
 **Sharat Dhall** *COO – B2C*	• **Industry Experience:** Trip Advisor India, Hindustan Unilever • **Education:** MBA - XLRI Jamshedpur, BITS Pilani	5
 **Akash Poddar** *COO – B2B*	• **Industry Experience:** Travel Boutique Online, Triburg Sportswear, Indorama Synthetics • **Education:** MBA - Thunderbird School of Management	7
 **Sunny Sodhi** *COO – Corporate*	• **Industry Experience:** Carlson Wagonlit, HRG Sita • **Education:** Delhi University	15

Shared Experience

- Travel Industry
- Online Product
- Internet Technologies
- Operational Discipline
- Public Company Experience

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PAGE 26 Yatra’s venture capital investors

PAGE 27 India Macro Tailwinds >8% GDP growth, #4 GDP Purchasing Power 1 2nd biggest world population >500m middle class by 2026 2 Lowest leisure spend among BRICs – significant room for growth 3 Burgeoning Travel Market Outbound tourism doubled, domestic nearly tripled since ’08 1 YTD passenger growth >20%, expected ~3x growth by 2026 Per capita airline spend 1/6 of China, 1/8 of global average 1 Per capita hotel spend 1/6 of China, 1/11 of global average 1 Rapid growth in Online Travel Online travel growth 18% p.a. since 2013; ~16% through 2020 4 Only ~30% of Indian travel is online – much room for growth 5 Very low online penetration hotels ~13%; outbound air ~ 5% 6 Smartphone adoption is fueling mobile app booking growth Yatra well - positioned Fastest growing Indian travel platform Highly visible runway to profitability Largest number of hotels on platform Highest brand recognition / awareness amongst online travel agencies (“OTAs”) Differentiated marketplace part of a full end - to - end platform Dual business model for both personal and corporate travel Rapidly growing multi - app mobile platform Experienced management team with a strong track record Attractive investment factors India’s growth drives economic opportunity Source 1. Source: World Bank 2. Source: ICICI Securities 3. Source: Euromomonitor International 4. Source: Aranca Research 5. Source: PhoCus Wright 6. Source: Credit Suisse Equity Research. Indi Internet Primer ( 8/05/2015 )

STRICTLY CONFIDENTIAL STRICTLY CONFIDENTIAL Indian travel market

PAGE 29 India’s unique place in the world Strong GDP growth trends and a rapidly growing middle class 19.3 17.9 7.9 4.8 3.8 3.7 6.6% 5.6% 6.6% 7.2% 7.3% 7.5% 2011 2012 2013 2014 2015 2016 Source: IMF Global economic outlook, Knoema world research, World bank, The CIA World Factbook , Worldatlas.com Third largest global economy GDP Purchasing Power ($T) GDP growth accelerating (YoY Growth Rate) Growing middle class (m) Large segment of the world’s population, July 2015 (m) 160 267 547 2011E 2016E 2026E 207 257 321 1311 1371

PAGE 30 Source: Kotak Research 1,000 880 225 60 Brazil Russia China India Share of spending on discretionary purchases is rising 43% 28% 8% 12% 6% 9% 6% 6% 12% 10% 3% 4% 4% 8% 10% 7% 3% 7% 5% 9% 2000 2010 Communications Transportation Education Recreation Personal Items Housting & Utility HH Products & Services Healthcare Apparel Food Low relative spending on leisure & recreation in India (US$/household ) - Chinese spend 3.5x more - Brazilians spend 16.6x more Spending on leisure anticipated to grow 25% 35%

PAGE 31 Source: World Bank 13 79 107 492 India China Global USA Per capita spend on airlines, 2014, US$ - Chinese spend 5.8x more 6 35 65 511 India China Global USA Per capita spend on hotels, 2014, US$ - Chinese spend 6.0x more Significant room for travel growth

PAGE 32 Smartphone penetration in India (% population) Strong technology trends driving e - commerce Source: Internet World Stats 6% 9% 12% 17% 2012 2013 2014 2015 674 375 280 118 115 103 93 78 71 60 China India USA Brazil Japan Russia Nigeria Indonesia Germany Mexico Source: Pew Center Research Internet users in 2015 (m) - Chinese penetration 49% - Indian penetration 30%

PAGE 33 Trends support acceleration in online booking Online travel growth is significantly outpacing the travel industry growth as a whole Source: Phocuswright, Conversion rate 1 USD = 66 INR 2016 – INR 1782 Bn 2013 – INR 1320 Bn O ffline Travel 792 Bn 60% O nline Travel 330 Bn 25% O nline Rail 198 Bn 15% Offline Travel 990 Bn 55% Online Travel 528 Bn 30% Online Rail 264 Bn 15% 18% Online CAGR

STRICTLY CONFIDENTIAL STRICTLY CONFIDENTIAL Additional Material: Technology

PAGE 35 Mobile app is driving adoption Percent of traffic contribution Commentary Crossed 6 million native app downloads in June Total monthly desktop and mobile visits have reached 14m Steady increase in mobile bookings – hotels at 40% and air at 34% of category total Improved traction on mobile (% booking contribution) Cumulative app downloads (‘000) Yatra’s rapidly growing mobile platform 12% 12% 16% 20% 21% 25% 32% 34% 34% 34% 3% 7% 19% 35% 31% 37% 49% 41% 40% 40% Q4 FY14 Q1 FY15 Q2 FY15 Q3 FY15 Q4 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 Q1 FY17 Air Hotels 260 600 1,350 3,750 5,738 6,320 4,005 -500 500 1,500 2,500 3,500 4,500 5,500 6,500 Nov-13 Feb-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 May-16 0% 20% 40% 60% 80% 100% Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 Mobile Desktop Source: Yatra company data

PAGE 36 Leveraging a multi - app environment for a variety of consumer segments Corporate travel app: for business customers Budget travel app: for local customers Personal travel app: for retail customers Yatra is differentiating through innovation

PAGE 37 Building a multi - app environment to provide a range of services Private accommodation listings: for homeowners (recently launched) Transport management solutions: for business employees Independent web check - in: for a variety of airlines Yatra is differentiating through innovation

PAGE 38 Leveraging the same software delivery platform for different customer segments Travel Agent Retail Customer Yatra’s “Common platform” on desktop and mobile: desktop examples Corporate Client Corporate Client Logo Travel Agent Logo Yatra uses the same delivery platforms for retail customers, corporate clients, and travel agents.

PAGE 39 Leveraging the same software delivery platform for different customer segments Corporate employee app Consumer app Yatra’s “Common platform” on desktop and mobile: mobile examples 300 eCash Corporate customers “acquired” for personal travel thru eCash

STRICTLY CONFIDENTIAL STRICTLY CONFIDENTIAL Appendix Reconciliation of non - IFRS metrics

PAGE 41 Reconciliation of non - IFRS metrics Amounts in millions Yatra Online, Inc. (unaudited) 31 March 2014 31 March 2015 31 March 2016 31 March 2017 31 March 2018 31 March 2019 INR INR INR INR INR INR Millions of INR Total revenue 5,056 6,649 8,611 11,373 17,125 23,144 Service Costs 2,366 3,191 4,458 5,751 9,061 12,529 Net revenue 2,690 3,458 4,152 5,622 8,064 10,615 For the years ended (Historical) For the years ended (Projected)